SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is dated as of November 17, 2010 (the “Effective Date”) and entered into by and between CoConnect, Inc., a Nevada corporation, (the “Debtor”) and Brad M. Bingham, Esq., as an individual1 (the “Holder”) (The Debtor and Holder may be referred to hereinafter individually as a “Party” and collectively as the “Parties”)

RECITALS

WHEREAS, the Holder has loaned the Debtor a total of Sixteen Thousand Eight Hundred and Sixty Dollars ($16,860 and the “Loan”) which has been codified and evidenced by a convertible promissory note in such principal amount (the “Note,” a copy of which has been attached hereto as Exhibit A.)

WHEREAS, it is a condition precedent to the Holder making any loans or otherwise extending credit to the Debtor under the Note that the Debtor execute and deliver to the Holder, a security agreement in substantially the form hereof.

WHEREAS, the Parties wish to secure the Note through the issuance of shares of the Debtor’s common stock, par value $0.01 (the “Common Stock”) to be held by the Holder as security against the Note more fully described and explained herein.

NOW, THEREFORE, in consideration of the Loan made by Holder to Debtor and for other good and valuable consideration, and as security for the performance by Debtor of its obligations under the Note and as security for the repayment of the Loan and all other sums due from Debtor to Holder arising under the Note presently outstanding or to be outstanding in the future (collectively, the “Obligations”), Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Holder a security interest in the Collateral (defined below), on the terms and conditions hereinafter set forth.

AGREEMENT

1.           Grant of General Security Interest in Collateral.     The Note, pursuant to its terms and conditions, is convertible into a total of 1,500,000,000 shares of Common Stock (the “Conversion Shares”). As security for the Obligations of Debtor, Debtor shall issue the Holder and grant a security interest (the “Security Interest”) in the Conversion Shares, together with all proceeds, replacements, substitutions, newly issued stock, stock received by reason of a stock split, bonus or any other form of issue, dividend or distribution with respect to or arising from such capital stock (referred to hereinafter as the “Collateral”). The Conversion Shares shall be issued in certificate form in the Holder’s name and shall be held by the Holder as security against the Note pursuant to the terms and conditions of this Agreement.

2.           Ownership Status of Collateral; Transfer of Conversion Shares.  Although the Conversion Shares shall be issued in the Holder’s name and held as security and collateral against the payment of the Note, the Conversion Shares may not be sold, pledged, transferred or hypothecated by the Holder unless and until the Holder elects to convert the Note pursuant to its terms and conditions into the Conversion Shares, or unless agreed upon in writing by both Parties.

3.           Voting Rights; Proxy.  Following the issuance of the Conversion Shares as security pursuant to this Agreement and prior to the conversion of the Note into the Conversion Shares, if any, in the event of a CoConnect, Inc. shareholder vote, the Conversion Shares held as Collateral shall be voted with the majority vote of any such shareholder vote and action and the Holder hereby grants an irrevocable proxy to the Debtor to vote the shares as such. Following conversion of the Note, the Conversion Shares may be voted by the Holder as they see fit.

4.           Protection of Security.  The Debtor shall, at its cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Holder in the Collateral and the priority thereof against any lien.

5.           Stock Adjustments and Dividends.  If during the term of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Debtor or any option included within the Conversion Shares is exercised, or both, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall be delivered to and held by Holder under the terms of this Agreement in the same manner as the Conversion Shares originally pledged hereunder.  If during the term of this Agreement, any dividend or other distribution is made on account of the Conversion Shares, the Debtor shall immediately deliver all such dividends or other distributions to Holder in the same form received and in the same manner as the Conversion Shares pledged hereunder.

6.           Term.  This Agreement shall remain in full force and effect until the Debtor has satisfied all of the Obligations in full to Holder either through repayment of the Note or conversion of the Note into the Conversion Shares. In the event of repayment of the Note, the Holder shall return to the Debtor all stock certificates relating to this Agreement.

7.           Successors And Assigns.  This Agreement shall be binding upon and inure to the benefit of Debtor, Holder, and their respective successors and assigns. Holder may sell, assign, transfer and/or grant participations in any or all of its rights hereunder to any other person, firm, association, corporation or other entity.

8.           Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to applicable conflict of law principles.  All Parties consent the exclusive jurisdiction of the California state court sitting in North San Diego County, California in any action, suit or other proceeding arising out of or relating to this Agreement, and each Party irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.           General Indemnity.  The Debtor agrees to indemnify the Holder and hold it harmless against any losses, claims, damages or liabilities incurred by the Holder, in connection with, or relating in any manner, directly or indirectly, to the Holder in connection with the Note and the Agreement. Additionally, the Debtor agrees to reimburse the Holder immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Holder in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, from the Note and the Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action).  The Debtor further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Holder and their heirs, legal representatives, successors and assigns.  The provisions set forth in this section shall survive any termination of the Note or the Agreement.

10.           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

11.           No Modification.  This Agreement may not be modified except by a writing signed by all Parties.

12.           Incorporation By Reference.  All of the terms and conditions, including, without limitation, the warranties, representations, covenants, agreements and default provisions of the Note are incorporated herein by this reference.

13.           Acknowledgments and Assent.  The Parties individually and collectively acknowledge that they have been given adequate time to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

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SIGNATURE PAGE

IN WITNESS WHEREOF, intending to be legally bound, the Parties have caused this Agreement to be executed as of the date first above written.

DEBTOR: CoConnect, Inc. /s/ Marc S. Applbaum ___________________________ By: Marc S. Applbaum Its: Chief Executive Officer	HOLDER: Brad M. Bingham, Esq. /s/ Brad M. Bingham ___________________________ By: Brad M. Bingham, Esq. An individual

EXHIBIT A

Convertible Promissory Note

1           As of the Effective Date, Mr. Bingham holds the position of Director and Chief Executive Officer of CoConnect, Inc.  Mr. Bingham has executed this Agreement in his capacity as Debtor and not as a director or officer of CoConnect, Inc.